                                                                      EXHIBIT 21

                                PULTE HOMES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2005

Pulte Homes, Inc. (the Company) owns 100% of the capital stock of, or is sole member of:

                                                             PLACE OF
           ENTITY NAME                               INCORPORATION/FORMATION
           -----------                               -----------------------
Pulte Diversified Companies, Inc..................         Michigan
Pulte Financial Companies, Inc. (PFCI)............         Michigan
Radnor Homes, Inc.................................         Michigan
Pulte.com, Inc....................................         Michigan
PH1 Corporation (1)...............................         Michigan
Pulte Realty Holdings, Inc. ......................         Michigan
North American Builders Indemnity Company.........         Colorado
Marquette Title Insurance Company ................         Vermont
RN Acquisition 2 Corp.............................         Nevada
Del Webb Corporation (Del Webb)...................         Delaware
PB Venture L.L.C..................................         Michigan
Pulte Land Company, LLC...........................         Michigan
Pulte Michigan Services, LLC......................         Michigan
Pulte Homes of Michigan, LLC......................         Michigan
Pulte Homes of Ohio, LLC..........................         Michigan
Pulte Aviation I LLC..............................         Michigan
Pulte Aviation II LLC.............................         Michigan
Pulte Homes of Maryland LLC.......................         Maryland
DiVosta Building, LLC.............................         Michigan
Florida Building Products, LLC....................         Michigan
Pulte Interiors, Inc..............................         Michigan

1) PH1 Corporation owns 100% of the capital stock of DiVosta Homes Holdings, LLC a Delaware limited liability company and 99% of DiVosta Homes, LP, a Delaware limited partnership. DiVosta Home Holdings, LLC owns 1% of DiVosta Homes, L.P., a Delaware limited liability company. DiVosta Homes, L.P. owns 100% of the capital stock of DiVosta Homes Marketing, Inc., Island Walk Development Company, RiverWalk of the Palm Beaches Development Company, Inc., DiVosta Building Corporation, Island Walk Realty, Inc. and DiVosta Home Sales, Inc., all Florida corporations. DiVosta Homes, L.P. owns 100% of the capital stock of PH3 Corporation, a Michigan corporation.

The Company is a shareholder, member or partner of the following corporations, limited liability companies or limited partnerships:

                                                 PLACE OF
                                              INCORPORATION/      PERCENTAGE
ENTITY NAME                                     FORMATION          OWNERSHIP
-----------                                   --------------      ----------
Grayhaven Estates Limited, L.L.C.                 Michigan            99%
Pulte Services California LLC                     Michigan             2%
Shorepointe Village Homes, L.L.C.                 Michigan          82.5%
Contractors Insurance Company of North
      America, Inc., a Risk Retention Group       Hawaii             .01%

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

2) Pulte Diversified Companies, Inc. owns 100% of the capital stock of Pulte International Corporation, Pulte Home Corporation (PHC) and American Title of the Palm Beaches Corporation, and First Heights Holding Corporation, all Michigan corporations.

3) Pulte International Corporation owns 100% of the capital stock of Pulte International Caribbean Corp., Pulte Chile Corporation, Pulte SA Corporation, all Michigan corporations, PIMI Holdings LLC, a Michigan limited liability company and 99% of Pulte International Mexico Limited Partnership, a Michigan limited partnership. PIMI Holdings LLC owns 1% of Pulte International Mexico Limited Partnership, a Michigan limited partnership.

4) Pulte International Mexico Limited Partnership owns 100% of Pulte SRL Holdings, LLC, a Michigan limited liability company. Pulte International Mexico Limited Partnership and PHC own 99.99% and .01%, respectively, of the capital stock of Controladora PHC, S.A. de C.V. (Controladora), a Mexican corporation. Pulte International Mexico Limited Partnership owns .1%, and Controladora owns 99.9% of Nantar, S. de R.L. de C.V., a Mexican limited liability company. Controladora also owns 25% of Residencial Riviera, S.A. de C.V., a Mexican corporation, and 25% of Ciudad Riviera, S.A. de C.V., a Mexican corporation.

5) Pulte International Caribbean Corp. owns 100% of the capital stock of Pulte International Building Corporation, a Michigan corporation. Pulte International Building Corporation owns 50% of Desarrolladores Urbanos (Canovanas) SE, 50% of Mayaguez Partners, S.E., and 50% of Andrea's Court, S.E., all Puerto Rican general partnerships.

6) Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership. Pulte Chile Corporation owns 99.9% and Pulte SA Corporation owns .1% of Residencias del Norte Limitada, a Chilean limited liability company.

7) PFCI owns 100% of the capital stock of Guaranteed Mortgage Corporation III, a Michigan corporation.

8) Radnor Homes, Inc. owns 25.6% and RN Acquisition 2 Corp. owns 74.4% of Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership.

9) Pulte Realty Holdings, Inc. owns 100% of the capital stock of Pulte RC, LLC, a Michigan limited liability company, Pulte Realty Corporation, an Arizona corporation and 99% of Pulte International Caribbean II, Limited Partnership, a Michigan limited partnership. Pulte RC, LLC owns 1% of Pulte International Caribbean II, Limited Partnership, a Michigan limited partnership.

10) North American Builders Indemnity Company owns 99.99% of the capital stock of Contractors Insurance Company of North America, Inc., a Risk Retention Group, a Hawaii Corporation.

11) PC/BRE Venture L.L.C. owns 100% of PC/BRE Development L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C. and PC/BRE Springfield L.L.C., all Delaware limited liability companies.

12) PC/BRE Springfield L.L.C. owns 88% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

13) Marquette Title Insurance Company owns 49% of Pulte Services California, LLC, a Michigan limited liability company.

14) Pulte Homes of Michigan, LLC owns 100% of the capital stock of Pulte Purchasing Corporation, a Michigan corporations, 100% of Pulte Home Sciences, LLC, a Michigan limited liability company, 100% of Pulte Homes of Indiana, LLC, an Indiana limited liability company, and 99% of Pulte Homes of Michigan I Limited Partnership, a Michigan limited partnership,.

15) Pulte Homes of Ohio, LLC owns 100% of the capital stock of Butterfield Properties, LLC, an Ohio limited liability company.

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

PHC owns 100% of the capital stock or is sole member of the following subsidiaries:

                                                             PLACE OF
COMPANY NAME                                          INCORPORATION/FORMATION
------------                                          -----------------------
Pulte Mortgage LLC (1).............................           Delaware
Lexington Oaks Golf Club, Inc......................           Florida
Preserve I, Inc. (2)...............................           Michigan
Preserve II, Inc. (2)..............................           Michigan
TVM Corporation (3)................................           Michigan
Pulte Homes of Minnesota Corporation...............           Minnesota
Pulte Home Corporation of The Delaware Valley (4)..           Michigan
PBW Corporation (5)................................           Michigan
Wil Corporation (5)................................           Michigan
Homesite Solutions Corporation.....................           Michigan
Pulte Homes of South Carolina, Inc.................           Michigan
Pulte Lifestyle Communities, Inc...................           Michigan
Pulte Payroll Corporation..........................           Michigan
PHC Title Corporation (6)..........................           Michigan
Pulte Land Development Corporation.................           Michigan
Pulte Homes of Greater Kansas City, Inc............           Michigan
PN I, Inc. (7).....................................           Nevada
PN II, Inc. (7)....................................           Nevada
PHT Title Corporation (8)..........................           Michigan
Lone Tree Golf Club, LLC...........................           Michigan
Pulte Michigan Holdings Corporation (9)............           Michigan
Chandler Natural Resources Corporation (10)........           Michigan
Edinburgh Realty Corporation.......................           Michigan
Pulte Homes of New York, Inc. (14).................           Michigan
PH2 Corporation....................................           Michigan
PHNE Business Trust (11)...........................           Massachusetts
Gatestone, L.L.C. .................................           Michigan
Pulte Development Corporation (12).................           Michigan
Pulte Services Corporation.........................           Michigan
Grand Place Hayward, LLC...........................           California
Clairmont, L.L.C. .................................           Michigan
Corte Bella Golf Club, LLC.........................           Michigan
JNN Properties, LLC ...............................           Michigan
Pulte Development New Mexico, Inc..................           Michigan
Pulte Homes of New Mexico, Inc.....................           Michigan
Pulte Realty of New York, Inc......................           New York
Pulte Realty of South Jersey, Inc..................           Michigan
Pulte Trades of North Carolina, LLC................           Michigan
Pulte Georgia Holdings, LLC (14)...................           Michigan
Pulte Building Products LLC........................           Michigan
Summerfield Crossing LLC...........................           Michigan

                               PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

1) Pulte Mortgage LLC owns 100% of the capital stock of PCIC Corporation and Pulte Funding, Inc., both Michigan corporations, Joliet Mortgage Reinsurance Company, a Vermont corporation, Del Webb Mortgage LLC, a Delaware limited liability company, 16.66% interest in Grupo Su Casita Trust, a Mexican business trust, and Grupo Su Casita Trust owns 100 % of Grupo Su Casita S.V. de C.V., and Grupo Su Casita S.V. de C.V. owns 99.93% of Hipotecaria Su Casita S.A. de C.V. Grupo Su Casita Trust owns 22.19% of Fideicomiso 102412, a Mexican business trust. Fideicomiso 102412 owns 55.15% of Interesa, S.A. de C.V., a Mexican corporation. Hipotecaria Su Casita S.A. de C.V. owns 99% of Consorcio Inmobiliario Su Casita, S.V. de C.V. and Corporacion Activa de Servicios De Administracion, S.A. de C.V., both Mexican corporations. Joliet Mortgage Reinsurance Company owns 49% of Pulte Services California LLC, a Michigan limited liability company.

2) Preserve II, Inc. owns 99% and Preserve I, Inc. owns 1% of Pulte Communities NJ, Limited Partnership, a Michigan limited partnership. Preserve II, Inc. also owns 99% of Pulte Homes of NJ, Limited Partnership, 99% of Pulte Homes of PA, Limited Partnership, and 99% of Upper Gwynedd Development, Limited Partnership, all Michigan limited partnerships. Preserve I, Inc. also owns 100% of the capital stock of HydroSource Acquisitions, Inc., a Michigan corporation, and 100% of Pulte Urban Renewal, LLC and Jersey Meadows, LLC, both New Jersey limited liability companies. Pulte Homes of NJ, Limited Partnership owns 50% of 7601 River Road, Inc. and 49.9 % of 7601 River Road, L.P. 7601 River Road, Inc. owns .2% of 7601 River Road, L.P.

3) TVM Corporation owns 99% of PHM Title Agency L.L.C., a Delaware limited liability company.

4) Pulte Home Corporation of The Delaware Valley owns 1% of Pulte Homes of NJ, Limited Partnership, 1% of Pulte Homes of PA, Limited Partnership, and 1% of Upper Gwynedd Development, Limited Partnership, all Michigan partnerships.

5) PBW Corporation owns 99% and Wil Corporation owns 1% of Wilben II Limited Partnership, a Maryland limited partnership. PBW Corporation owns 5% and Wil Corporation owns 95% of Wilben, LLLP, a Maryland limited partnership. PBW Corporation and Wil Corporation each own 50% of One Willowbrook, LLC, a Maryland limited liability company. Wil Corporation also owns 100% of Highlands One, H.D. Investments I, L.L.C., Bel North, LLC, William's Field at Perry Hall, L.L.C., Carr's Grant, LLC, Harrison Hills, LLC, August Woods, LLC and Lyons, LC, all Maryland limited liability companies.

6) PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company, 99% of PHT Title Agency, L.P., a Texas limited partnership, 49% of Pulte Title Agency of Ohio, LLC, an Ohio limited liability company and 49% of Pulte Title Agency of Michigan, L.L.C., a Michigan limited liability company.

7) PN I, Inc. owns .1% and PN II, Inc. owns 99.9% of Devtex Land, L.P., a Texas limited partnership; PN II, Inc. also owns 100% of the capital stock of Pulte Texas Holdings, Inc., a Michigan corporation, and 100% of PN III, LLC, a Delaware limited liability company. PN I, Inc. owns .1% and Pulte Texas Holdings, Inc. owns 99.9% of Pulte Homes of Texas, L.P., a Texas limited partnership. Pulte Homes of Texas, L.P. owns 100% of PHT Operating Company LLC, a Michigan limited liability company. Pulte Homes of Texas, L.P. owns 99.9% and PHT Operating Company LLC owns .1% of PHT Building Materials Limited Partnership, a Michigan limited partnership. PN II, Inc. and PHT Building Materials each own 14.29% of Pulte Purchasing Corporation. PN I, Inc. also owns 1% of Grayhaven Estates Limited, L.L.C., a Michigan limited liability company. PN II, Inc. owns 50% of Pratte Holding Company, L.L.C., a Nevada limited liability company. Pratte Holding Company, L.L.C. owns 100% of Pratte Building Systems, L.L.C. (AZ), an Arizona limited liability company; Pratte Building Systems, L.L.C.
      (NV), a Nevada limited liability company; and Pratte Building California LLC, a Michigan limited liability company. Pratte Holding Company also owns 99% and Pratte Building California LLC owns 1% of Pratte Building Systems, Limited Partnership, a Michigan limited liability company.

8) PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.

9) Pulte Michigan Holdings Corporation owns 1% of Pulte Homes of Michigan I Limited Partnership, a Michigan limited partnership.

10) Chandler Natural Resources Corporation owns 100% of Chandler DJ Basin LLC, a Michigan limited liability company.

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

11) PHNE Business Trust owns 100% of Pulte Homes of New England LLC, PHS Virginia Holdings, LLC, and BMD Development, LLC, all Michigan limited liability companies, 100% of GI Development Business Trust, a Massachusetts business trust and 99% of PHS Virginia Limited Partnership, a Michigan limited partnership.

      Pulte Homes of New England, LLC owns 100% of the capital stock of Coachman Development, LLC, Hilltop Farms Development, LLC, Oceanside Village, LLC, South Natick Hills, LLC, and Noble Vista Development LLC, all Michigan limited liability companies. Pulte Homes of New England, LLC also owns 100% of Herring Pond Development Corporation and MALDP Development Corporation, both Michigan corporations, 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership, 1% of Glen Echo Estates Open Space, LLC, a Massachusetts limited liability company, and 100% of Wellington Waltham, LLC, a Massachusetts limited liability company.

      PHS Virginia Holdings, LLC owns 1% of PHS Virginia Limited Partnership, a Michigan limited partnership. PHS Virginia Limited Partnership owns 100% of Pulte Home Sciences of Virginia, LLC, a Michigan limited liability company.

      GI Development Business Trust owns 100% of the capital stock of Great Island Community, LLC, a Michigan limited liability company.

12) Pulte Development Corporation owns 14.29% of Pulte Purchasing Corporation, a Michigan corporation, and 50% of PH Arizona LLC, a Michigan limited liability company. PH Arizona LLC owns 100% of the capital stock of Pulte Arizona Services, Inc., a Michigan corporation. Pulte Arizona Services, Inc. owns 100% of the capital stock of Dean Realty Company, a Michigan corporation, and Del Webb Community Management Co., an Arizona Corporation. Dean Realty Company owns 100% of Pulte Real Estate Company, a Florida corporation.

13) Pulte Georgia Holdings, LLC, owns 100% of RCC Georgia Investor III, LLC, a Delaware limited liability company. RCC Georgia Investor III, LLC owns .003363% of Related Gordon Armstrong Associates LLC, which owns 99.98% of Gordon Armstrong, LP; .00722% of Related Capital Oak Hill Partners LLC, which owns 99.98% of CMP CHP Oak Hill, LP; and .01% of Related Hollywood/Shawnee Associates LLC, that owns 99.98% of Hollywood/Shawnee Redevelopment Partnership I, L.P.

14) Pulte Homes of New York, Inc. owns 47.48% of Tallmadge Woods STP Associates LLC, both New York limited liability companies.

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

15)   PHC is a member or owns capital stock in the following entities:

                                                           PLACE OF         PERCENTAGE
ENTITY NAME                                       INCORPORATION/FORMATION    OWNERSHIP
-----------                                       -----------------------   ----------
Spa L Builders LLC.............................   California                38.60%
Fallsgrove Associates LLC......................   Maryland                  35.36%
Chase Triple M, LLC............................   Delaware                  51.61%
Fieldstone Estates, L.L.C......................   Arizona                   50.00%
PH Arizona LLC.................................   Michigan                  50.00%
Stetson Venture II, LLC........................   Arizona                   50.00%
PL Roseville, LLC (1)..........................   California                50.00%
Potomac Yard Development Sole Member  LLC (2)..   Delaware                  50.00%
Pulte Purchasing Corporation...................   Michigan                  14.29%
Controladora PHC, S.A. de C.V..................   Mexico                      .01%
Fort Lincoln-Pulte Limited Liability Company...   Dist. of Columbia          1.00%
Pulte/BP Murrieta Hills, LLC...................   California                70.00%
CP Sunridge, LLC...............................   Delaware                  50.00%
Rancho Diamante Investments, LLC...............   California                25.00%
LPC One Development Partners, LLC..............   Delaware                  33.00%
PHM Title Agency L.L.C. .......................   Delaware                   1.00%
DR Super Block 1 South, LLC....................   Delaware                  50.00%

1) PL Roseville, LLC owns 47% of Roseville Schools, LLC, a California limited liability company.

2) Potomac Yard Development Sole Member LLC owns 100% of Potomac Yard Development LLC, a Delaware limited liability company.

Del Webb owns 100% of the capital stock or is sole member of the following subsidiaries:


                                                           PLACE OF
COMPANY NAME                                      INCORPORATION/FORMATION
------------                                      -----------------------
Del Webb's Coventry Homes, Inc. (1).............           Arizona
Del Webb's Spruce Creek Communities, Inc. (2)...           Arizona
Sun City Homes, Inc. (3)........................           Nevada
Del Webb Construction Services Co. (4)..........           Arizona
Del Webb Commercial Properties Corporation (5)..           Arizona
Del Webb Communities, Inc. (6)..................           Arizona
Asset One Corp. (7).............................           Arizona
Asset Five Corp.................................           Arizona
Del Webb California Corp. (9)...................           Arizona
Del E. Webb Financial Corporation...............           Arizona
Del Webb Golf Corp..............................           Arizona
Del Webb Homes, Inc.............................           Arizona
Del Webb Purchasing  Company of Illinois, Inc...           Arizona
Del Webb Property Corp..........................           Arizona
Del Webb Title Company of Nevada, Inc...........           Nevada
Del Webb MidAtlantic Corp.......................           Arizona
DW Aviation Co..................................           Arizona
DW Homebuilding Co..............................           Arizona
Mountain View Two, LLC..........................           Arizona
Pulte Midwest Title, Inc........................           Arizona

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

                                                      PLACE OF
COMPANY NAME                                  INCORPORATION/FORMATION
------------                                  -----------------------
Terravita Corp..............................          Arizona
Terravita Home Construction Co..............          Arizona
PH4 Corporation.............................          Michigan
Del Webb Communities of Illinois, Inc. (8)..          Arizona

Del Webb also owns 100% of Asset Seven Corp., an Arizona corporation.

1) Del Webb's Coventry Homes, Inc. owns 100% of the capital stock of Del Webb's Coventry Homes Construction Co., Del Webb's Coventry Homes of Nevada, Inc. and Del Webb communities of Virginia, Inc., all Arizona corporations and 50% of 56th and Lone Mountain, L.L.C. an Arizona limited liability company.

2) Del Webb's Spruce Creek Communities, Inc. owns 100% of the capital stock of Spruce Creek South Utilities, Inc., a Florida corporation.

3) Sun City Homes, Inc. owns 100% of the capital stock of Marina Operations Corp., an Arizona corporation.

4) Del Webb Construction Services, Co. owns 100% of the capital stock of Del Webb Southwest Co., an Arizona corporation and .1% of Del E. Webb Development Co., L.P., a Delaware limited partnership. Del Webb Southwest Co. owns 100% of the capital stock of Del Webb Texas Title Agency Co., an Arizona corporation and 1% of Del Webb Texas Limited Partnership, an Arizona limited partnership.

5) Del Webb Commercial Properties Corporation owns 100% of the capital stock of Del E. Webb Foothills Corporation, an Arizona corporation.

6) Del Webb Communities, Inc., owns 100% of the capital stock of Del Webb Limited Holding Co., Del Webb Home Construction, Inc., Thunderbird Lodge Holding Corp., Del Webb's Contracting Services, Inc., Sun City Title Agency Co., Sun State Insulation Co. Inc., Del Webb's Sunflower of Tucson, Inc., all Arizona corporations, and Sun City Sales Corporation, a Michigan corporation. Del Webb Communities, Inc. also owns 99.9% of Del E. Webb Development Co. L.P., a Delaware limited partnership, 50% of North Valley Enterprises, LLC, a Nevada limited liability company, 25% of Terravita Home Construction Co., and 14.29% of Pulte Purchasing. Del Webb Limited Holding Co. owns 99% of Del Webb Texas Limited Partnership, an Arizona limited partnership.

7) Asset One Corp. owns 50% of Mountain View One LLC, an Arizona limited liability company.

8) Del Webb Communities of Illinois, Inc. owns 100% of Anthem Arizona, LLC, an Arizona limited liability company, and 100% of Del Webb Building Products LLC, a Michigan limited liability company.

9) Del Webb California Corp. owns 14.29% of Pulte Purchasing Corporation, a Michigan corporation.